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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                  FORM  8 - K/A

                                 Current Report



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



                                October 28, 1997
                       (Date of earliest event reported)

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                           GOLDEN STATE BANCORP INC.
             (Exact name of registrant as specified in its charter)


                                   333-28037
                            (Commission File Number)



        Delaware                                 95-4642135
(State or other jurisdiction                  (I.R.S. Employer
     of incorporation)                      Identification Number)


414 North Central Avenue, Glendale, California         91203
   (Address of principal executive office)          (Zip Code)


               Registrant's telephone number, including area code
                                 (818) 500-2000


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Item 5.   Other Events

          Golden State Bancorp Inc. ("Golden State"), parent company of Glendale Federal Bank ("Glendale Federal"), has announced plans to issue Litigation Tracking Warrants ("LTWs") to its security holders representing the right to receive Golden State common stock equal in value to 85 percent of the net after-tax proceeds, if any, from Glendale Federal's pending goodwill lawsuit against the United States Government. The issuance of the LTWs is subject to final Board action approving the LTWs and to receipt of shareholder approval of certain corporate changes required for their issuance. It is anticipated that the LTWs would be tradable by Golden State's security holders after issuance.

          Further information regarding the proposed LTWs is contained in the press release and related attachments included as Exhibit 99A hereto.


Item 7.   Financial Statements, Pro-Forma Financial Information and Exhibits

          (c)   Exhibits

                99A. Press release, dated October 28, 1997, regarding proposed
                     Litigation Tracking Warrants, with attachments.

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           Golden State Bancorp Inc.
                                       ---------------------------------
                                                (Registrant)



Date:     February 3, 1998           By:    /s/ John E. Haynes
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                                          John E. Haynes
                                          Chief Financial Officer